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                                                                    EXHIBIT 99.1

                                 AGRITOPE, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [________, ___ _____]

     The undersigned hereby appoints ADOLPH J. FERRO, PH.D. and GILBERT N. MILLER and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Agritope, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Agritope, Inc. to be held at 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 on [DAY], [______, ___ _____] at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

              (Continued, and to be dated and signed on other side)


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        THE AGRITOPE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:  To adopt and approve the Agreement and Plan of Merger and
             Reorganization, dated as of September 7, 2000, among Exelixis, Inc., a Delaware corporation, Athens Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Exelixis, and Agritope, Inc.

             / / FOR               / / AGAINST               / / ABSTAIN

     It is not expected that any matters other than those described in the prospectus/proxy statement will be presented at the special meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

DATED _____________, 2000                _______________________________________

                                         _______________________________________
                                                       SIGNATURE(S)

                                         PLEASE DATE THIS PROXY AND SIGN YOUR
                                         NAME EXACTLY AS IT APPEARS HEREON. IF
                                         THE STOCK IS REGISTERED IN THE NAMES OF
                                         TWO OR MORE PERSONS, EACH SHOULD SIGN.
                                         EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                         GUARDIANS AND ATTORNEYS-IN-FACT SHOULD
                                         ADD THEIR TITLES. IF SIGNER IS A
                                         CORPORATION, PLEASE GIVE FULL CORPORATE
                                         NAME AND HAVE A DULY AUTHORIZED OFFICER
                                         SIGN, STATING TITLE. IF SIGNER IS A
                                         PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                         NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.